UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2012 (October 23, 2012)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Stock Incentive Plan

On October 25, 2012, the Board of Directors of ServiceMaster Global Holdings, Inc. (“Holdings”), the indirect parent corporation of The ServiceMaster Company (the “Company”), adopted an amendment to the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the “Plan”).  The amendment increases the number of shares of Holdings’s common stock available for issuance under the Plan by 1,000,000 shares, from 14,595,000 to 15,595,000 shares.  The Plan otherwise remains unchanged.  A copy of the Plan, as amended, is attached hereto as Exhibit 10 and incorporated by reference herein.

Severance Agreement with Former Executive Officer

On October 12, 2012, the Company announced that Thomas G. Brackett, the former President of the Company’s TruGreen segment, had resigned from the Company.  The effective date for Mr. Brackett’s resignation as President of TruGreen was October 9, 2012 (the “Effective Date”).  Mr. Brackett remained employed with the Company in a non-executive officer capacity until October 15, 2012.

On October 23, 2012, the Company entered into a Severance Agreement and General Release with Mr. Brackett (the “Severance Agreement”).  Under the Severance Agreement, Mr. Brackett will receive the following severance pay and termination benefits: (1) aggregate cash severance payments of $1,051,167, to be paid in substantially equal monthly installments over 24 months; (2) $7,950, to be paid on October 31, 2012 which is designed to be used for heath care insurance or other purposes; and (3) an extension of time, from three months to 24 months, during which Mr. Brackett may exercise 425,000 stock options granted to him under the Plan (all of which options had vested prior to the Effective Date in accordance with their normal vesting schedule).  Mr. Brackett will also be paid his accrued benefits under the Company’s benefit plans in which he participates in accordance with the terms of those plans, including payment of $31,771 for unused, earned vacation days.  Pursuant to the Severance Agreement, Mr. Brackett has provided the Company and its affiliates and related parties with a general release of claims and has agreed to be subject to customary restrictive covenants regarding non-competition, non-solicitation, non-disparagement and confidentiality.  The Company’s Board of Directors has approved the terms of the Severance Agreement.

The above description of the Severance Agreement is qualified in its entirety by reference to the complete terms and conditions of the Severance Agreement, which we will file no later than as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10	Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (as amended as of October 25, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2012	THE SERVICEMASTER COMPANY

	By:	/s/ Roger A. Cregg
Roger A. Cregg
Senior Vice President and Chief Financial Officer